As filed with the Securities and Exchange Commission on August 5, 2003

                                           Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -------------------

                              SPORT CHALET, INC.
            (Exact name of registrant as specified in its charter)

                 Delaware                                  95-4390071
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                             One Sport Chalet Drive
                           La Canada, California 91011
               (Address of principal executive offices) (Zip Code)

             SPORT CHALET, INC. EMPLOYEE RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

                               Howard K. Kaminsky
                             Chief Financial Officer
                               Sport Chalet, Inc.
                             One Sport Chalet Drive
                           La Canada, California 92011
                     (Name and address of agent for service)

                                 (818) 790-2717
        (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Charles S. Kaufman, Esq.
                   Sheppard, Mullin, Richter & Hampton LLP
                        333 South Hope Street, 48th Floor
                          Los Angeles, California 90071
                                 (213) 620-1780

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
                                   Proposed        Proposed
  Title of each                     maximum         maximum
    class of      Amount to be  offering price     aggregate      Amount of
securities to be   registered    per share (3)  offering price   registration
 registered (1)      (1) (2)                          (3)          fee (3)
-------------------------------------------------------------------------------
Common Stock,     50,000 shares     $7.125         $356,250          $29
par value $0.01
per share
-------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) In addition, this Registration Statement also covers such indeterminate number of shares of Common Stock as may be issued pursuant to the employee benefit plan described herein as a result of the adjustment provisions thereof.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock as of July 31, 2003, as reported on the Nasdaq Stock Market.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Employee Retirement Savings Plan of Sport Chalet, Inc., a Delaware corporation (the "Company"), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the
"Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to
Part I of Form S-8. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents, previously filed by Company with the Commission, are incorporated herein by reference:

            (a) The Company's Annual Report on Form 10-K for its fiscal year ended March 31, 2003, filed with the Commission on June 20, 2003;

            (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, filed with the Commission on July 31, 2003;

            (c) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (a) above;

            (d) The Annual Report on Form 11-K of the Company's Employee Retirement Savings Plan for the fiscal year ended December 31, 2002, filed with the Commission on June 27, 2003; and

            (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on October 13, 1992, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any information that is furnished in any document incorporated or deemed to be incorporated by reference herein, but that is not deemed "filed" under the Securities Act or the Exchange Act, is not incorporated by reference herein. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not applicable.

Item 6.  Indemnification of Directors and Officers.

            Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

            A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

            As permitted by Section 145 of the Delaware General Corporation Law,
Article V, Section 9 of the Company's Certificate of Incorporation, as amended, provides:

            "No director of the Corporation shall be liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability
            (i) for any breach of the directors' duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law as now in effect, or any successor provision thereto, (iii) under Section 174 of the Delaware

            General Corporation Law, or (iv) for any transaction from which the director derives any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the
            Corporation shall be eliminated or limited to the fullest extent permitted by Delaware General Corporation Law, as so amended.

      Article VI of the Company's Bylaws, as amended, provides:

            Section 1. Indemnification and Insurance.
                       -----------------------------

            (a) Right to  Indemnification.  Subject to the  provisions  and restrictions of Article V, Section 10 of the Certificate of Incorporation of the Corporation, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to he a director or officer and shall inure to the benefit of his or her heirs, executors and administrators: provided, however, that except as provided in paragraph (c) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of the Corporation. The right to indemnification conferred in this
            Article VI, Section 1(a), shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall he made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced it if shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI, Section 1(a), or otherwise.

            (b) Right of Claimant to Bring Suit. If a claim under paragraph
            (a) of this Article VI, Section 1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting the claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders)  to  have  made  a  determination  prior  to  the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

            (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI,
            Section 1, shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation. bylaw. agreement, vote of stockholders or disinterested directors or otherwise.

            (d) Insurance. The Corporation may maintain insurance, at its expense. to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

            (e) Witness. To the extent that any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise is by reason of such position a witness in any action, suit or proceeding, he or she shall he indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

            (f) Other Persons. The Board in its discretion, shall have power on behalf of the Corporation, to indemnify any person other than those mentioned in Article VI above, who is made a party to any action, suit or proceeding by reason of the fact that he or she or a person for whom he or she is a legal representative is or was an employee or agent of the Corporation.

            The Company has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by applicable law.

            The Company maintains an insurance policy pursuant to which the directors and certain officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors or officers.

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

   Exhibit
   Number                  Description of Exhibit
   ------                  ----------------------

     3.1      Certificate  of  Incorporation  of Sport  Chalet,
              Inc. (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File
              No. 33-53120)).

     3.2      Bylaws of Sport Chalet, Inc., as amended.

     5.1      Opinion of Sheppard, Mullin, Richter & Hampton
              LLP.

              The undersigned registrant hereby undertakes that the registrant will submit or has submitted the plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.


    23.1      Consent of Ernst & Young LLP.

    23.2      Consent of Sheppard, Mullin, Richter & Hampton
              LLP (included in its opinion filed as Exhibit 5.1).

    24.1      Power of Attorney (See page 10).

Item 9.     Undertakings.

            (a) The undersigned registrant hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are
            being  made,  a  post-effective   amendment  to  this   Registration
            Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To  reflect in the  prospectus  any facts or events
            arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material  information  with respect
            to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
            (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining  any liability  under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from  registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Canada, State of California, on August 4, 2003.


                                      SPORT CHALET, INC.

                                      By    /s/ Craig L. Levra
                                            ------------------
                                            Craig L. Levra,
                                            Chairman and Chief Executive Officer
                                            (Principal Executive Officer)

                                POWER OF ATTORNEY

                 FILING OF REGISTRATION STATEMENT ON FORM S-8


            KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of SPORT CHALET, INC., a Delaware corporation (the "Company"), hereby nominate and appoint Craig L. Levra and Howard K. Kaminsky, and each of them acting or signing singly, as his or her agents and attorneys-in-fact (the "Agents"), in his or her respective name and in the capacity or capacities indicated below to execute and/or file, with all exhibits thereto, and other documents in connection therewith, (1) a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of shares of the Company's Common Stock issuable under, and interests in, the Sport Chalet, Inc. Employee Retirement Savings Plan (including the schedules and all exhibits and other documents filed therewith or constituting a part thereof); and (2) any one or more amendments to any part of the foregoing registration statement, including any post-effective amendments, or appendices or supplements that may be required to be filed under the Act to keep such registration statement effective or to terminate its effectiveness.

            Further, the undersigned do hereby authorize and direct such agents and attorneys-in-fact to take any and all actions and execute and file any and all documents with the Securities and Exchange Commission (the "SEC"), or state regulatory agencies, necessary, proper or convenient in their opinion to comply with the Act and the rules and regulations or orders of the SEC, or state regulatory agencies, adopted or issued pursuant thereto, including the making of any requests for acceleration of the effective date of said registration statement, to the end that the registration statement of the Company shall become effective under the Act and any other applicable law.

            Finally, each of the undersigned does hereby ratify, confirm and approve each and every act and document which the said appointment agents and attorneys-in-fact may take, execute or file pursuant thereto with the same force and effect as though such action had been taken or such documents had been executed or filed by the undersigned respectively.

            This Power of Attorney shall remain in full force and effect until revoked or superseded by written notice filed with the SEC.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                        Title                       Date
        ---------                        -----                       ----


/s/ Craig L. Levra                Chairman of the Board and       August 4, 2003
------------------------
Craig L. Levra                    Chief Executive Officer
                                  (Principal Executive Officer)


/s/ Howard K. Kaminsky            Executive Vice President        August 4, 2003
------------------------
Howard K. Kaminsky                Finance, Chief Financial
                                  Officer and Secretary
                                  (Principal Financial and
                                  Accounting Officer)


                                  Chairman Emeritus and           August 4, 2003
------------------------          Director
Norbert Olberz


/s/ John R. Attwood               Director                        August 4, 2003
------------------------
John R. Attwood


/s/ Al D. McCready                Director                        August 4, 2003
------------------------
Al D. McCready


/s/ Eric S. Olberz                Director                        August 4, 2003
------------------------
Eric S. Olberz


/s/ Kenneth Olsen                 Director                        August 4, 2003
------------------------
Kenneth Olsen


/s/ Frederick H. Schneider        Director                        August 4, 2003
------------------------
Frederick H. Schneider

            Pursuant to the requirements of the Securities Act of 1933, the trustees have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Canada, the State of California, on August 4, 2003.


      SPORT CHALET, INC. EMPLOYEE
      RETIREMENT SAVINGS PLAN


      By  /s/ Howard K. Kaminsky
         -----------------------
         Howard K. Kaminsky,
         Trustee


      By  /s/ Dennis Trausch
         -------------------
         Dennis Trausch,
         Trustee

                                  EXHIBIT INDEX


       Exhibit                     Description
       -------                     -----------

          3.1 Certificate of Incorporation of Sport Chalet, Inc. (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 33-53120))

          3.2                      Bylaws of Sport Chalet, Inc., as amended.

          5.1                      Opinion of Sheppard, Mullin, Richter &
                                   Hampton LLP

         23.1                      Consent of Ernst & Young LLP

         23.2 Consent of Sheppard, Mullin, Richter & Hampton LLP (included in the opinion filed as Exhibit 5.1).

         24.1                      Power of Attorney (See page 10)